Exhibit 10.2

PURE STORAGE, INC.
EMPLOYEE CASH INCENTIVE PLAN
___________________________________________________________________________________
1. Purposes of the Plan. The Plan is intended to increase stockholder value and the success of the Pure Storage, Inc. or its affiliates (“Pure” or the “Company”) by incentivizing and rewarding Employees based on the Company’s performance and for their individual contributions to the Company’s success.
2. Definitions.

a.	“Actual Award” means as to any Performance Period, the actual award (if any) payable to a Participant for the Performance Period, subject to the Committee’s authority to modify the award.

b.	“Committee” means the Compensation Committee of the Company’s Board of Directors.

c.	“Employee” means any executive officer or other employee of the Company.

d.	“Incentive Pool” means the pool of funds available for distribution to Participants, which may be established before, during or after the applicable Performance Period.

e.	“Participant” means as to any Performance Period, an Employee who has been selected by the Committee for participation in the Plan for that Performance Period.

f.
“Performance Period” means the period of time for the measurement of the performance criteria that must be met to receive an Actual Award, as determined by the Committee in its sole discretion. A Performance Period may be divided into one or more shorter periods if, for example, but not by way of limitation, the Committee desires to measure some performance criteria over 12 months and other criteria over fewer months.

g.	“Target Award” means the target award, at 100% performance achievement, payable under the Plan to a Participant for the Performance Period, as determined by the Committee.

3.	Selection of Participants and Determination of Awards.
a.    Selection of Participants. The Committee, in its sole discretion, will select the Employees who will be Participants for any Performance Period, which will typically not include Employees covered by any other performance bonus, commission, or incentive plan. Participation in the Plan is in the sole discretion of the Committee, on a Performance Period by Performance Period basis, subject to applicable law or contract. An Employee who is a Participant for a given Performance Period in no way is guaranteed or assured of participation in any subsequent Performance Period or Periods.
b.    Target Awards and Incentive Pool. The Committee, in its sole discretion, will establish a Target Award for each Participant, which generally will be a percentage of a Participant’s average annual base salary as of the end of the Performance Period, unless otherwise specified in writing. The Committee, in its sole discretion, will establish a Incentive Pool for each Performance Period. Actual Awards will be paid from the Incentive Pool.
c.    Discretion to Modify Awards. The Committee may, in its sole discretion and at any time and subject to applicable law, (i) increase, reduce or eliminate a Participant’s Actual Award, and/or (ii) increase, reduce or eliminate the amount allocated to the Incentive Pool. The Actual Award may be below, at or above the Target

Award, in the Committee’s discretion. The Committee may determine the amount of any reduction on the basis of such factors as it deems relevant, and will not be required to establish any allocation or weighting with respect to the factors it considers. Actual Awards may be prorated for hire date, time in a role, and unpaid leaves of absence (as permitted by applicable law) that occur in the Performance Period, or may exclude Company payments that are in addition to base salary, including, but not limited to, overtime, payments for moving or relocation allowances, or other payments to the Employee.
d.    Discretion to Determine Criteria. The Committee will, in its sole discretion, determine the performance goals applicable to any Target Award. As determined by the Committee, the performance goals may be based on GAAP or non-GAAP results and any actual results may be adjusted by the Committee for one-time items or unbudgeted, unexpected or any other items when determining whether the performance goals have been met. The goals may be on the basis of any factors the Committee determines relevant, and may be on an individual, divisional, business unit or Company-wide basis. The performance goals may differ from Participant to Participant and from award to award. Failure to meet the goals will result in a failure to earn the Target Award, except as provided herein. It is within the sole discretion of the Plan Administrator to make or not make any such equitable adjustments.

4.	Payment of Awards.
a.    Right to Receive Payment. Each Actual Award will be paid solely from the general assets of the Company. Nothing in this Plan will be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. A payment under this Plan is not an entitlement, and the Employee may not be eligible for payment of an Actual Award if the Employee has violated the Company’s Code of Conduct or other Company policies.
b.    Timing of Payment. The timing of payment of the Actual Award will be after the end of the Performance Period, on such date as may be determined by the Committee. For an Actual Award to be earned, a Participant must be employed by the Company on the date the Actual Award is paid, subject to applicable law. Accordingly, an Actual Award is not considered earned until paid, subject to applicable law. It is the intent that this Plan be exempt from, or comply with, the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and any final regulations and guidance thereunder and any applicable state law equivalent, as each may be amended or promulgated from time to time, so that none of the payments to be provided hereunder will be subject to the additional tax imposed under such law or regulation, and any ambiguities herein will be interpreted to so comply.
c.    Form of Payment. Each Actual Award will generally be paid in cash (or its equivalent) in a single lump sum. The Committee reserves the right to settle an Actual Award with a grant of an equity award under the Company’s then-current equity compensation plan.

5.	Plan Administration.
a.    Committee is the Administrator. The Plan will be administered by the Committee. The approval of the Committee shall be required for the approval of the Plan itself and any material amendments to the Plan, approval of corporate targets and attainment under the Plan, and approval of individual payouts under the Plan to the Company’s executive officers. All of the foregoing may also be approved by the Board of Directors. In the event of a question or dispute involving the interpretation or administration of the Plan, the Committee will interpret and administer the Plan.
b.    Decisions Binding. All determinations and decisions made by the Committee and any delegate of the Committee pursuant to the provisions of the Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

c.    Delegation by Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or part of its authority and powers under the Plan to one or more directors and/or officers of the Company. Subject to Section 5(a), the Committee hereby delegates to the Company’s CEO or the CHRO (such individuals, the “Executive Administrators” and together with the Committee, the “Administrators”) the day-to-day implementation and interpretation of the Plan, other than with respect to the Company’s executive officers.

6.	General Provisions.
a.    Tax Withholding. The Company will withhold all applicable taxes from any Actual Award, including any federal, state, local or other taxes.
b.    No Effect on Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without cause, subject to applicable law or contract. Employment in the United States is on an at-will basis only. The Company expressly reserves the right, which may be exercised at any time and without regard to when during a Performance Period such exercise occurs, to terminate any individual’s employment with or without cause, and to treat him or her without regard to the effect that such treatment might have upon him or her as a Participant, subject to applicable law or contract.
c.    Participation. No Employee will have the right to be selected to receive an award under this Plan, or, having been so selected, to be selected to receive a future award. Unless otherwise determined by the Committee, a Participant whose employment with the Company terminates for any or no reason before the date the bonus is paid, whether termination is voluntary or involuntary, shall not earn a bonus, subject to applicable law.
d.    Nontransferability of Awards. No award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided herein. All rights with respect to an award granted to a Participant will be available during his or her lifetime only to the Participant.
e.    Governing Law. The Plan and all awards will be construed in accordance with and governed by the laws of the State of California, but without regard to its conflict of law provisions. Notwithstanding any contrary provision of the Plan, the administration of the Plan is subject to all applicable laws, rules and regulations, or term and conditions of any applicable collective agreements or employment contract, and to such approvals by any governmental agencies or national securities exchanges as may be required. In the event of any conflict between the terms of any employment contract and this Plan, the terms of this Plan will govern.
f.    Incentive Plan. The Plan is intended to be a program referred to in U.S. Department of Labor regulation 2510.3-2(c) and will be construed and administered in accordance with such intention.

7.	Amendment, Termination, and Duration.
a.    Amendment, Suspension, or Termination. The Committee, in its sole discretion, may amend or terminate the Plan, or any part thereof, at any time and for any reason. The amendment, suspension or termination of the Plan will not, without the consent of the Participant, alter or impair any rights or obligations under any Actual Award theretofore earned by such Participant. No award may be granted during any period of suspension or after termination of the Plan.
b.    Duration of Plan. The Plan will commence on the date specified herein, and subject to the prior section (regarding the Committee’s right to amend or terminate the Plan), will remain in effect thereafter.